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CLAYTON HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2008, Clayton Holdings, Inc. issued the following press release:

For: Clayton

William Campbell/Chris Cosentino

Campbell Lewis Communications

(212) 995-8057

For Immediate Release

CLAYTON HOLDINGS, INC. ANNOUNCES EARLY TERMINATION

OF HART-SCOTT-RODINO WAITING PERIOD

SHELTON, Conn.,—June 5, 2008—Clayton Holdings, Inc. (NASDAQ: CLAY) announced today that it has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced definitive merger agreement under which an affiliate of a fund managed by Greenfield Partners, LLC, a private equity firm, will acquire all of the outstanding common shares of Clayton Holdings for $6.00 per share, or approximately $134 million, plus the repayment of $23.9 million of debt.

About Clayton Holdings, Inc.

Clayton Holdings, Inc., headquartered in Shelton, Connecticut, is an information and analytics company serving leading capital markets firms, lending institutions, fixed income investors and loan servicers with a full suite of information-based analytics, specialty consulting and outsourced services. Clayton’s services include due diligence analytics, conduit support services, professional staffing, compliance products and services, credit risk management and surveillance and specialized loan servicing services. Additional information is available at www.clayton.com.

Forward Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Clayton can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from Clayton’s expectations include, but are not limited to, the ability to complete the merger in light of the various closing conditions, including those conditions related to regulatory approvals; the expected timing of the completion of the merger; the impact of the announcement or the closing of the merger on Clayton’s relationships with its employees, existing customers or potential future customers; adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for Clayton’s services; the loss of one or more of Clayton’s largest clients; Clayton’s ability to maintain its professional reputation; management’s ability to execute Clayton’s business strategy; and other risks detailed in Clayton’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Clayton expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Clayton’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.